UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section  13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    December 19, 2007

IVANHOE ENERGY INC.
(Exact Name of Registrant as Specified in Its Charter)

Yukon, Canada
(State or Other Jurisdiction of Incorporation)

000-30586	98-0372413
(Commission File Number)	(IRS Employer Identification No.)

Suite 654 – 999 Canada Place Vancouver, BC, Canada	V6C 3E1
(Address of Principal Executive Offices)	(Zip Code)

(604) 688-8323
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14A-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item  5.02.  Election of Directors

Election of Directors:

On December 19, 2007, Peter G. Meredith was appointed to the Registrant’s board of directors. Mr. Meredith is a seasoned executive with a strong background in corporate management and in key facets of the mining industry, including financing, operations, exploration and mine construction.

Prior to his appointment as Deputy Chairman of Ivanhoe Mines Ltd. in May, 2006, Mr. Meredith was the Chief Financial Officer of Ivanhoe Mines Ltd. from May, 2004 to May, 2006 and from June, 1999, to November, 2001. Mr. Meredith also served as Chief Financial Officer of the Registrant from June, 1999 to January, 2000. Mr. Meredith has been the Chief Executive Officer of SouthGobi Energy Resources Ltd., formerly Asia Gold Corp., since June 25, 2007.

A Chartered Accountant, Mr. Meredith previously spent 31 years with Deloitte and Touche LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IVANHOE ENERGY INC.
Date: January 16, 2008	By:	/s/ Beverly A. Bartlett
Beverly A. Bartlett Vice President and Corporate Secretary